EXHIBIT 99.5

February 1, 2005

Ms. Sherry Ross

President

L. & J. Operating, Inc.

P.O. Box 486

Mt. Vernon, Indiana 47620

Ms. Ross,

I regret to inform you that the Board of Directors for Geotec convened this morning. The Board has unanimously voted to request that the relationship between L & J Operating and Geotec Thermal Generators be severed. With this communication, Geotec is informing L. & J. Operating that is requesting that the $425,000.00 be returned to Geotec. Please remit the check to the below address:

5956 N.W. 63rd Way

Parkland, Florida 33067

The decision was based on the well founded contention that there has been misrepresentation on production and operating agreements with L. & J. Operating. Geotec is disappointed that it is not receiving what it bargained for, based on what L & J had represented. Geotec is expecting L. & J. Operating to send the check immediately. Geotec does not wish this matter to extend into the legal arena.

Thank you for prompt attention to this matter,

Justin Wallace Herman

Director of Financial Services

Geotec Thermal Generators

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